UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2023

RVL Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland	001-38709	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (908) 809-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	RVLP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 1.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

DIP Financing Agreement

As previously announced, on October 12, 2023, RevitaLid Pharmaceutical Corp., RVL Pharmaceuticals, Inc. and RVL Pharmacy, LLC (the “Debtors”), each an indirect subsidiary of RVL Pharmaceuticals plc (“RVL PLC”), filed voluntary petitions (Case No. 23-11704 (BLS)) (the “Chapter 11 Cases”) for relief under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). RVL PLC and its subsidiaries other than the Debtors were not included in the Chapter 11 Cases.

As previously announced, debtor-in-possession financing had been subject to the Bankruptcy Court's entry of an interim order approving such financing. On October 13, 2023, the Bankruptcy Court approved, on an interim basis, debtor-in-possession financing.

On October 16, 2023, the Debtors, Athyrium Opportunities IV Acquisition LP, as administrative agent and collateral agent, and Athyrium Opportunities IV Co-Invest 1 LP, as lender (the “DIP Lender”) entered into a senior secured superpriority debtor-in-possession term loan credit agreement (the “DIP Financing Agreement”) pursuant to which the DIP Lender will provide a maximum principal loan amount of $17.5 million (the “DIP Facility”), subject in all respects to the terms and conditions set forth in the interim order, the final order (upon entry thereof) and the DIP Financing Agreement. Pursuant to the DIP Financing Agreement, the DIP Facility consists of multi-draw term loans with $7.5 million made available and drawn upon by the Debtors on October 13, 2023, upon the Bankruptcy Court’s entry of the order approving the debtor-in-possession financing on an interim basis.

The DIP Financing Agreement has various customary covenants, as well as covenants mandating compliance by the Debtors with a 7-week approved operating cash flow budget, as supplemented every two weeks, and maintenance of minimum liquidity of no less than $2.5 million at all times. The proceeds of all or a portion of the DIP Facility may be used solely in accordance with the approved operating cash flow budget, the interim order and the final order (upon entry thereof), including, among other things, for post-petition general working capital for the Debtors, payment of fees and expenses in connection with the DIP Facility and payment of professional fees and other costs, charges and expenses in connection with the Chapter 11 Cases.

The description of the DIP Financing Agreement set forth above is qualified in its entirety by reference to the full text of the DIP Financing Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.03 of this Current Report on Form 8-K is incorporated herein by reference.

Cautionary Statement Regarding Trading in RVL PLC’s Ordinary Shares

RVL PLC cautions that trading in RVL PLC’s outstanding ordinary shares, $0.01 nominal value per share (the “Ordinary Shares”) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. RVL PLC’s Ordinary Shares are expected to be cancelled upon completion of its winddown, anticipated to be completed during the year ended December 31, 2024, likely resulting in no recovery to any holders of Ordinary Shares. Accordingly, RVL PLC urges extreme caution with respect to existing and future investments in its Ordinary Shares.

Forward-Looking Statements

This document may contain certain “forward-looking statements”. Any statements contained herein that are not statements of historical fact, including statements regarding the Chapter 11 Cases and the winding down of RVL PLC are forward-looking. RVL PLC often uses words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will, or the negative of these terms and similar expressions to identify forward-looking statements, although not all forward looking-statements contain these words. These forward-looking statements include all matters that are not historical facts. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to), uncertainty related to the Chapter 11 Cases and RVL PLC’s winddown process. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. RVL PLC is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	DIP Facility Agreement, dated as of October 16, 2023, by and between the Debtors, Athyrium Opportunities IV Acquisition LP, as administrative agent and collateral agent, and Athyrium Opportunities IV Co-Invest 1 LP, as lender
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVL PHARMACEUTICALS PLC

Dated: October 20, 2023	By:	/s/ Brian Markison
Brian Markison
Chief Executive Officer